Exhibit 99(a)
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                                  PRESS RELEASE


55 Technology Way                                  Telephone: 401 392-1000
West Greenwich, Rhode Island 02817 USA             Fax: 401 392-1234




For Immediate Release                              Contact: Robert K. Vincent
October 8, 2003                                             Public Affairs
                                                            GTECH Corporation
                                                            401-392-7452


           GTECH HOLDINGS CORPORATION ANNOUNCES SENIOR NOTES OFFERING
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WEST GREENWICH,  RI - (October 8, 2003) - GTECH Holdings Corporation  (NYSE:GTK)
today announced that it intends to offer approximately $200 million in aggregate principal amount of seven-year senior notes, subject to market and other conditions, in an unregistered offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. GTECH anticipates using the net proceeds for general corporate purposes, which may include funding future acquisitions.

The notes to be offered have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.


Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers; (vii) the possibility of significant fluctuation of quarterly operating results; (viii) the intensity of competition in the lottery industry; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; and (xiii) the possibility of adverse determinations in pending legal proceedings.

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GTECH,  a leading  global  information  technology  company  with $1  billion in revenues and 4,600 people in 43  countries,  provides  software,  networks,  and
professional  services  that  power  high-performance,   transaction  processing
solutions. The Company's core market is the lottery industry, with a growing presence in financial services transaction processing.

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